SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


                         January 26, 2001
        -------------------------------------------------
        (Date of Report (Date of Earliest Event Reported)



                EAGLE CAPITAL INTERNATIONAL, LTD.
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




                             Nevada
         ----------------------------------------------
         (State or Other Jurisdiction of Incorporation)



      0-26322                             88-0327648
------------------------        ---------------------------------
(Commission File Number)        (IRS Employer Identification No.)




   1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
   -----------------------------------------------------------
             (Address of Principal Executive Offices)



                         (561) 988-2550
                 -------------------------------
                 (Registrant's Telephone Number)



  -------------------------------------------------------------
  (Former Name or Former Address, if changed since last report)



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ITEM 5.   OTHER EVENTS.


     Eagle Capital International, Ltd. (the "Company") announced that on February 2, 2001 (the "Record Date"), the Company will effect a one-for-six (1-for-6) reverse stock split of the Company's Common Stock, pursuant to which each six (6) shares of the Company's Common Stock outstanding will be exchanged into one (1) share of the Company's Common Stock. Trading in the Company's new shares will commence at the opening of business on February 5, 2001, under the new trading symbol of "EGCP". No fractional shares will be issued and stockholders who would be entitled to receive fractional shares because they held a number of shares not evenly divisible by six will receive, in lieu of such fractional shares, shares based on rounding to the nearest whole share. The total number of shares of the Company's common stock issued and outstanding prior to the reverse split is 20,844,125 and the total number of shares of the Company's common stock that will be issued and outstanding after the reverse split will be approximately 3,406,688. In connection with the reverse split, the Company maintained the par value of its common stock at $.01 par value per share.



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                           SIGNATURES


Pursuant to the requirements of the securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EAGLE CAPITAL INTERNATIONAL, LTD

Dated: January 26, 2001
                                       By:----/s/Anthony D'Amato--------
                                          Anthony D' Amato
                                          President



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